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                                                                       Exhibit 8





                                November 20, 2000


Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Provident Capital Trust III
One East Fourth Street
Cincinnati, Ohio 45202

         RE:      Issuance and Sale of Preferred
                  Securities by Provident Capital Trust III
                  -----------------------------------------

Ladies and Gentlemen:

         We have acted as tax counsel ("Tax Counsel") to Provident Financial Group, Inc., an Ohio corporation (the "Company"), and Provident Capital Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust") in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, and with respect to (i) the issuance of the Junior Subordinated Debentures (the "Subordinated Debentures") by the Company pursuant to the Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (in such capacity, the "Debenture Trustee") in exchange for Preferred Securities and Common Securities (as defined below) of Provident Capital Trust III; (ii) the issuance of the Trust Preferred Securities (the "Preferred Securities") and Common Securities (the "Common Securities" and together, the "Trust Securities") in exchange for the Subordinated Debenture pursuant to the Amended and Restated Declaration of Trust (the "Trust Agreement") among the Company, as sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee and the Regular Trustees named therein, in the form filed as an exhibit to the Registration Statement; and (iii) the sale by the Company of the Preferred Securities.

         The Trust Securities are guaranteed by the Company with respect to the payment of




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Provident Financial Group, Inc.
Provident Capital Trust III
November 20, 2000
Page 2

distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Guarantee Agreement (the "Guarantee"), between the Company and The Chase Manhattan Bank, as trustee (in such capacity, the "Guarantee Trustee") for the benefit of the holders of the Trust Securities, in the formed filed as an exhibit to the Registration Statement.

         All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

         In delivering this opinion letter, we have reviewed and relied upon (i) the Registration Statement; (ii) a form of the Indenture; (iii) a form of the Subordinated Debenture; (iv) a form of the Trust Agreement; (v) a form of the Guarantee; (vi) forms of the Trust Securities, in the case of each "form", as such form was filed as an exhibit to the Registration Statement. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transaction related to the issuance of the Subordinated Debentures and the Trust Securities will be consummated in accordance with the terms of the documents and forms of documents described herein.

         On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust Agreement, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "United States Federal Income Tax Consequences" and (ii) that, subject to the qualifications and limitations set forth herein and therein, the statements set forth in the Registration Statement under such caption insofar as they purport to constitute summaries of matters of United States federal income tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Preferred Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

         Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

         We are members of the Bar of the State of Ohio, and we do not express any opinion

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Provident Financial Group, Inc.
Provident Capital Trust III
November 20, 2000
Page 3

herein concerning any law other than the federal law of the United States.

         We hereby consent to the use of our name in the Registration Statement under the caption "United States Federal Income Tax Consequences" and "Legal Opinions."

                                     Very truly yours,

                                     KEATING, MUETHING & KLEKAMP, P.L.L.



                                     BY:
                                                Joseph P. Mellen